DENMARK BANCSHARES, INC.

EXHIBIT (23.1)

Consent of Independent Registered Public Accounting Firm

WIPFLI LLP

Consent of Independent Registered Public Accounting Firm

Stockholders' and Board of Directors

Denmark Bancshares, Inc.

Denmark, Wisconsin

We consent to the inclusion of our reports dated February 3, 2005, relating to the consolidated statements of financial condition of Denmark Bancshares, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting in the Form 10-K of Denmark Bancshares, Inc. for the fiscal year ended December 31, 2004, and to the use of our name in such form. We also consent to the incorporation by reference to Registration Statement on Form S-8 (No. 333-69551) of Denmark Bancshares, Inc. of our reports dated February 3, 2005 appearing in the Form 10-K of Denmark Bancshares, Inc.

Wipfli LLP

March 11, 2005

Green Bay, Wisconsin